Exhibit 99.1

Crocs, Inc. Announces Commencement of Offering of $300 Million Senior Notes

BROOMFIELD, Colo., March 8, 2021 —Crocs, Inc. (“Crocs”) (Nasdaq: CROX) today announced the commencement of a $300 million offering of senior notes due 2029 (the “Notes”) in a private offering, subject to market and other customary conditions. The Notes will be guaranteed, jointly and severally, on an unsecured basis, by certain of Crocs’ wholly-owned restricted subsidiaries.

Crocs intends to use the net proceeds from the offering of the Notes to repay up to $180.0 million of outstanding borrowings under Crocs’ revolving credit facility and the remainder for general corporate purposes, which may include working capital, capital expenditures, stock repurchases and acquisitions.

The Notes and related guarantees are being offered for sale to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. No assurance can be given that the offering of the Notes will be completed, or, if completed, as to the terms on which it is completed.

The Notes and related guarantees have not been, and will not be, registered under the Securities Act, or the securities laws of any state or other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. The vast majority of shoes within Crocs’ collection contains Croslite™ material, a proprietary, molded footwear technology, delivering extraordinary comfort with each step. In 2021, Crocs declares that expressing yourself and being comfortable are not mutually exclusive.

Forward Looking Statements:

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the proposed Notes offering. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed Notes offering; the COVID-19 pandemic and related government, private sector, and individual consumer responsive actions; current global financial conditions, including economic impacts resulting from the COVID-19 pandemic; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in the offering memorandum for the proposed offering and our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission (the “SEC”). Readers are encouraged to review that section and all other disclosures appearing in our filings with the SEC.

All information in this document speaks as of the date of this press release. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

Investor Contact:

Cori Lin, Crocs, Inc.

(303) 848-5053

clin@crocs.com

Media Contact:

Melissa Layton, Crocs, Inc.

(303) 848-7885

mlayton@crocs.com